Exhibit 99.1

For Immediate Release	Release No. 08-___

INDUSTRIAL DISTRIBUTION GROUP, INC.	For Additional Information, Contact:
(NASDAQ: IDGR)	Jack P. Healey
Executive Vice President and
Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2100
www.idglink.com
INDUSTRIAL DISTRIBUTION GROUP, INC.
ANNOUNCES THAT ITS STOCKHOLDERS HAVE APPROVED THE MERGER
WITH AN AFFILIATE OF LUTHER KING CAPITAL MANAGEMENT
     ATLANTA, June 18, 2008 – Industrial Distribution Group, Inc. (“IDG” or the “Company”) (NASDAQ: IDGR), a leading nationwide supplier of maintenance, repair, operating and production (MROP) products and Flexible Procurement Solutions™ services to manufacturers and other industrial users, announced today that its stockholders voted overwhelmingly at today’s special stockholders meeting to approve the merger in which the Company will be acquired by Eiger Holdco, LLC, an affiliate of Luther King Capital Management (“LKCM”). With 82.8% of the total 9,605,080 eligible shares being voted, 7,956,181 shares (approximately 82.4% of the outstanding common stock, or 99.4% of those voting) approved the transaction. These shares included the 14.9% held by affiliates of LKCM.
     The Company also announced that the closing of the merger is expected to occur in mid-July 2008, by which time the remaining conditions for the merger, including Hart-Scott-Rodino and other regulatory clearances, should be obtained.
     Promptly following the closing, stockholders will receive a Letter of Transmittal (and related documents) from the Company for purposes of delivering stock certificates (or other prescribed evidence of ownership) for their shares of common stock in order to receive their payment of the $12.10 per share merger consideration. As discussed in the Company’s May 16, 2008 proxy statement, no stock certificates should be delivered to the Company prior to the receipt of those materials.
     Charles A. Lingenfelter, IDG’s President and Chief Executive Officer, commented: “We are pleased to have completed this essential step for the merger with LKCM. We will be working closely with LKCM and its personnel to achieve an expeditious closing and smooth transition.”
     J. Bryan King, Principal of Luther King Capital Management, stated: “We are delighted that IDG’s other shareholders saw the value in this transaction, just as we are excited about our acquisition of IDG. We look forward to working with IDG management and representatives in order to improve the Company’s position in the industrial distribution marketplace. We are working diligently with IDG and its personnel to close the transaction as quickly as possible.”
     Mr. Lingenfelter concluded: “In the almost eleven years since our inception, IDG has made significant strides as One Company. We have become a formidable national player in the industrial MROP marketplace and are now recognized as a leading provider of GMROP products and Flexible

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Procurement SolutionsTM services to a wide range of industries. We look forward to continuing to provide exceptional service to our customers and new opportunities for our associates and our suppliers as IDG transitions to a private company under ownership of LKCM following the merger. I would like to thank the Special Committee and the Board of Directors for their dedication and commitment to the Company and its stockholders.”
ABOUT IDG
     IDG is a nationwide distributor of products and services that creates competitive advantages for its customers. Recognized for its broad product offering, the Company has earned a strong reputation as a specialty distributor with considerable technical and product application expertise. This expertise is found in the Company’s more specialized lines that include cutting tools, hand and power tools, abrasives, material handling equipment, coolants, lubricants, and safety products. The Company provides virtually any MROP product that its customers may require.
     Through its business process outsourcing services, the Company offers an array of value-added MROP services such as Flexible Procurement Solutions™. These solutions emphasize and utilize IDG’s specialized supply chain knowledge in product procurement, management and applications and in-process improvements to deliver documented cost savings for customers. IDG’s associates work full time in more than 100 customers’ manufacturing facilities to ensure process improvements, documented cost savings and continuous improvement.
     IDG serves approximately 12,000 active customers, representing a diverse group of large and mid-sized national and international corporations including BorgWarner Inc., Boeing Company, Kennametal, Inc., Duracell, Ford Motor Company, Honeywell International Inc., Danaher Corporation, and Pentair Inc., as well as many local and regional businesses. The Company sells in 49 of the 50 states and has a presence in 43 of the top 75 manufacturing markets in the United States and China.
ABOUT LKCM
     Eiger Holdco, LLC has been formed by LKCM Private Discipline Master Fund for the purpose of acquiring IDG. LKCM Private Discipline Master Fund, which owns approximately 14.9% of IDG’s outstanding common stock, is a private investment fund that was formed in May 2006 by Luther King Capital Management Corporation. Luther King Capital Management Corporation is an SEC-registered investment advisory firm headquartered in Fort Worth, Texas and founded by J. Luther King, Jr. in 1979. LKCM provides investment management services to investment companies, foundations, endowments, trusts and estates, pension and employee benefit plans, and high net worth individuals. As of March 31, 2008, LKCM had approximately $7.3 billion in assets under management. Additional information can be found at LKCM’s website, www.lkcm.com.
ADDITIONAL INFORMATION
     IDG filed a proxy statement, dated May 16, 2008, with the Securities and Exchange Commission (“SEC”). Stockholders and other interested parties may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov, and they may also obtain, without charge, a copy of the proxy statement by directing a request by mail or telephone to the Company’s proxy solicitor for the merger at: MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 (212) 929-5500 (Call Collect), or (800) 322-2885 (Toll Free); or to the

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Company at: Investor Relations, Industrial Distribution Group, Inc., 950 E. Paces Ferry Road, Suite 1575, Atlanta, GA 30326 (404) 949-2100; or from the Company’s website at www.idglink.com.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements relating to expected operating results and future performance, as well as future events and developments, are forward-looking statements and are not historical in nature. Generally, the words “looking forward”, “believe”, “expect”, “intend”, “estimate”, “anticipate”, “likely”, “project”, “may”, “will” and similar expressions identify forward-looking statements. The Company warns that any forward-looking statements in this release involve numerous risks and uncertainties related to the consummation of the transaction. These risks and uncertainties include, but are not limited to, satisfaction of the remaining conditions to the merger, some of which are based on IDG’s current expectations and assumptions and involve certain unknown risks and uncertainties. If these or other significant risks and uncertainties occur, or if our underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the transaction may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. Moreover, pursuant to the Private Securities Litigation Reform Act of 1995, such statements speak only as of the date they were made, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.
Contact:
Jack P. Healey
Executive Vice President and Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2100
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